UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2018

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

10 RIVERVIEW DRIVE, DANBURY, CT	06810
(Address of principal executive offices)	(Zip Code)

(203) 837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2018, in connection with the proposed business combination of Praxair, Inc. (“Praxair”) with Linde AG (the “Transaction”), the Board of Directors of Praxair (the “Board”) adopted, contingent on, and effective as of, the closing of the Transaction, each of the Praxair, Inc. 2018 Equalization Benefit Plan (the “2018 EBP”), Praxair, Inc. 2018 Supplemental Retirement Income Plan A (the “2018 SRIP A”) and Praxair, Inc. 2018 Supplemental Retirement Income Plan B (the “2018 SRIP B” and together with the 2018 EBP and 2018 SRIP A, the “2018 Nonqualified Retirement Plans”). In addition, the Board took action to cause each of the existing Praxair, Inc. Equalization Benefit Plan (the “Existing EBP”), Praxair, Inc. Supplemental Retirement Income Plan A (the “Existing SRIP A”) and Praxair, Inc. Supplemental Retirement Income Plan B (the “Existing SRIP B” and together with the Existing EBP and Existing SRIP A, the “Existing Nonqualified Retirement Plans”) to be frozen, including with respect to benefit accruals, effective as of the closing of the Transaction. The closing of the Transaction is subject to regulatory approval and the completion of other prerequisites.

The terms of the 2018 Nonqualified Retirement Plans are materially consistent with the terms of the Existing Nonqualified Retirement Plans, which generally provide retirement benefits to eligible participants, including Praxair’s named executive officers, that would otherwise be paid under Praxair’s tax-qualified pension plan but for certain limitations under federal tax law and due to elective compensation deferrals. Contingent on the closing of the Transaction, benefits will generally accrue under the Existing Nonqualified Retirement Plans until the closing of the Transaction and accrue under the 2018 Nonqualified Retirement Plans after the closing of the Transaction.

The foregoing description is qualified in its entirety by the terms of the 2018 EBP, 2018 SRIP A and 2018 SRIP B, copies of which are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated by reference into this Item 5.02.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the expected timing and likelihood of the completion of the contemplated business combination with Linde AG, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals that could reduce anticipated benefits or cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; the ability to successfully complete the proposed business combination, regulatory or other limitations imposed as a result of the proposed business combination; the success of the business following the proposed business combination; the ability to successfully integrate the Praxair and Linde businesses; the risk that the combined company may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates, including the impact of the U.S. Tax Cuts and Jobs Act of 2017; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the GAAP or adjusted projections or estimates contained in the forward-looking statements.

Praxair assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in

Praxair’s latest Annual Report on Form 10-K filed with the SEC and in the proxy statement/prospectus included in the Registration Statement on Form S-4 (which Registration Statement was declared effective on August 14, 2017) filed by Linde plc with the SEC which should be reviewed carefully. Please consider Praxair’s forward-looking statements in light of those risks.

ITEM 9.01. Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description

99.1	Praxair, Inc. 2018 Equalization Benefit Plan.

99.2	Praxair, Inc. 2018 Supplemental Retirement Income Plan A.

99.3	Praxair, Inc. 2018 Supplemental Retirement Income Plan B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC.
Registrant

Date: October 22, 2018	By:	/s/ Guillermo Bichara
Guillermo Bichara
Vice President, General Counsel & Corporate Secretary